Hawkins  Accounting
1745  Monterey  St.  Ste  200
Morgan  Hill,  CA  95037



                       CONSENT OF THE INDEPENDENT AUDITOR
                       ----------------------------------


As the independent accountant and auditor for OEF Corporate Solutions, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of the reviewed financial statements dated June 18, 2002 as of March 31, 2002 and for the three- month period then ended. Also the audited financial statements dated February 19, 2002 as of December 31, 2001 and from the date of inception to December 31, 2001.


/s/  Hawkins Accounting
------------------------

July  12,  2002


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